Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 14, 2008, accompanying the consolidated financial statements and schedule (which reports expressed an unqualified opinion and contain an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, Statement of Financial Accounting Standards No. 123(R) and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) and management’s assessment on the effectiveness of internal control over financial reporting included in the Annual Report of The GEO Group, Inc. on Form 10-K for the year ended December 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of The GEO Group, Inc. on Form S-4 (File No. 333-107709, effective November 10, 2003), Forms S-3 (File No. 333-141244, effective March 13, 2007 and File No. 333-111003, effective December 8, 2003 as amended by File No. 333-111003, effective January 20, 2004 as amended by File No. 333-111003, effective January 26, 2004) and Forms S-8 (File No. 333-142589, effective May 3, 2007, File No. 333-79817, effective June 2, 1999, File No. 333-17265, effective December 4, 1996, File No. 333-09977, effective August 12, 1996 and File No. 333-09981, effective August 12, 1996).

/s/  Grant Thornton LLP
Miami, FL
February 14, 2008